NEWS RELEASE

                                                                        CONTACT:
                                                       Robert L. Montgomery, Jr.
                            Executive Vice President and Chief Financial Officer
                                                   Columbus McKinnon Corporation
                                                                    716-689-5405

    COLUMBUS MCKINNON ANNOUNCES A MAJOR STEP IN ITS FACILITY RATIONALIZATION
            PROGRAM WITH CLOSURE OF ITS FORREST CITY, ARKANSAS PLANT

Amherst, New York, June 4, 2001 - Columbus McKinnon Corporation (Nasdaq: CMCO), announced today that it will close its Yale Hoist manufacturing facility located In Forrest City, Arkansas later this fiscal year following the rationalization and transfer of hoist products to other CM facilities. The estimated annualized recurring pretax cost savings expected to result from this action are $7.25 million and the first quarter fiscal 2002 pretax restructuring charge related to this transaction will be $8.8 million, comprised largely of lease termination costs.

"While it is always a difficult decision to close a facility," said Timothy T. Tevens, President and Chief Executive Officer, "the benefits of closing the Forrest City plant are significant and in the best interests of all of our stakeholders, and it is a further step in CM's previously announced program of strategic initiatives designed to enhance shareholder value. We will be able to offer a number of affected associates positions in other CM locations and, for those who do not relocate, severance and outplacement help. Yale represents one of CM's most recognized brands; Yale hoist products will continue to be marketed in North America and around the world. The process will begin immediately and we expect to vacate the Forrest City facility by the end of this fiscal year.

This plant closing is a continuation of CM's integration process resulting from its acquisition over the last six years of several major North American hoist producers. "Our integration process typically begins with economies that are readily available, such as business system implementation, consolidated purchasing, and other easily attainable revenue enhancements and cost reductions," Tevens added. "Facility consolidation is always more complex and best done later in the integration process."

In addition, during recent months, CM has begun the process of consolidating several smaller facilities into larger CM facilities that will result in estimated annual savings of $0.850 million with minimal implementation costs and no restructuring charges.

                                     -more-

COLUMBUS MCKINNON CORPORATION ANNOUNCES PLANT CLOSURE
JUNE 4, 2001, PAGE TWO.

As  previously   announced,   CM  continues  to  review  its  current   facility
configuration to be sure it has the most efficient and effective organization to meet the changing requirements of its markets.

In addition to the rationalization process, CM has also begun to adopt lean manufacturing improvement activities in a number of its facilities aimed at improving productivity, reducing inventory, and freeing up manufacturing space, while improving or maintaining high levels of customer service. These strategies, with others already in process, will make CM more competitive and increase cash flow for debt reduction.

Columbus McKinnon Corporation is a broad-line designer, manufacturer and supplier of sophisticated material handling products and integrated material handling systems that are widely distributed to industrial and consumer markets worldwide. Those items that reflect the highest sales of Columbus McKinnon's Products segment are hoists, cranes, welded steel chain and attachments, and industrial components. Integrated material handling solutions are systems that are designed to meet specific applications of end users to increase productivity through material handling. Comprehensive information on Columbus McKinnon is available on its Web site at HTTP://WWW.CMWORKS.COM

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements concerning future revenue and earnings, involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to differ materially from the results expressed or implied by such statements, including general economic and business conditions, conditions affecting the industries served by the Company and its subsidiaries, conditions affecting the Company's customers and suppliers, competitor responses to the Company's products and services, the overall market acceptance of such products and services and other factors disclosed in the Company's periodic reports filed with the Securities and Exchange Commission. The Company assumes no obligation to update the forward looking information contained in this release.

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